EXHIBIT 16.1

Union Power HK CPA Limited
Chartered Accountants
Certified Public Accountants
12/F., Malaysia Building
50 Gloucester Road
Wanchai, Hong Kong

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of ADGS Advisory, Inc. for the event that occurred on June 23, 2014, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Union Power HK CPA Limited
Union Power HK CPA Limited